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                                                                   EXHIBIT 21.01



                            INTEGRATED SYSTEMS, INC.

                        LIST OF REGISTRANT'S SUBSIDIARIES


                                             STATE OR JURISDICTION OF
                                                 INCORPORATION OR
         NAME                                      ORGANIZATION
-----------------------------------------    ------------------------

    Integrated Systems, Inc. F.S.C             U.S. Virgin Islands
    Integrated Systems, Inc. Limited           United Kingdom
    Integrated Systems, Inc. S.A.              France
    Integrated Systems, GmbH                   Germany
    Integrated Systems, Inc. A.B.              Sweden
    Integrated Systems (Israel) Ltd.           Israel
    Integrated Systems, Inc. GmbH              Austria
    TakeFive Software GmbH                     Austria
    TakeFive Software AG                       Switzerland
    TakeFive Software, Inc.                    California
    TakeFive Software, Ltd.                    United Kingdom
    TakeFive Software GmbH                     Germany
    Doctor Design, Inc.                        California
    ISICAN Integrated Systems (Canada) Inc.    Canada
    Integrated Systems Japan K.K.              Japan
    Integrated Systems, Inc. Italia SRL        Italy
    Epilogue Technology Corporation            New Mexico
    Diab Data, Inc.                            California
    Diab Data GmbH                             Germany